UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 18, 2004

The First Marblehead Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0001-31825	04-3295311
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

The Prudential Tower 800 Boylston Street, 34th Floor Boston, Massachusetts	02199-8157
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (800) 895-4283

(Former Name or Former Address, if Changed Since Last Report)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

                ☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

                ☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

                ☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

                ☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

                On November 18, 2004, at the 2004 annual meeting of stockholders (the “Annual Meeting”) of The First Marblehead Corporation (the “Company”), the Company’s stockholders approved the Company’s executive incentive compensation plan (the “Plan”).  The Plan had been adopted, subject to stockholder approval, by a subcommittee of the compensation committee (the “Compensation Committee”) of the board of directors of the Company on September 21, 2004.

                The Plan has an effective date of July 1, 2004 and provides for annual and long-term incentive payments to certain of the Company’s key executives based upon the Company’s performance.

Aggregate payments to covered executives pursuant to annual incentive awards under the Plan cannot exceed five percent of the Company’s income from operations for that fiscal year.  No individual may receive as a maximum amount a payment under the Plan for an annual incentive award that exceeds 2.5% of the Company’s income from operations for the fiscal year.  Payments for annual incentive awards granted under the Plan will be made in cash.  Long-term incentive awards may also be granted under the Plan based on pre-established performance goals over established performance periods.

                The Plan will be administered by a subcommittee (the “Subcommittee”) of the Compensation Committee composed entirely of two or more directors who meet the criteria of “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended.  The Subcommittee will select the individuals or class of individuals to receive awards under the Plan, and establish the terms of the awards, within the first 90 days of the start of the performance period, or within 25% of the performance period if the performance period is less than one year.  At the end of the performance period, the Subcommittee will certify the level of attainment of the performance goals.  The Subcommittee retains discretion to decrease the amount of the award determined, including to zero, using whatever criteria it deems appropriate, including financial measures and achievement of strategic and individual objectives.  The Subcommittee cannot increase the amount of awards pursuant to the Plan.

                The foregoing summary of the Plan is subject to, and qualified in its entirety by, the Plan attached as Appendix A to the Company’s definitive proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on October 15, 2004, which is incorporated herein by reference.

Item 3.03.  Material Modifications to Rights of Security Holders

                On November 18, 2004, at the Annual Meeting, the Company’s stockholders approved an amendment to the Company’s restated certificate of incorporation (the “Certificate of Incorporation”) to increase the number of shares of common stock authorized for issuance from 100,000,000 to 150,000,000 (the “Amendment”).  The Company filed a certificate of amendment to the Certificate of Incorporation on November 18, 2004, following the Annual Meeting, to give effect to the Amendment.  Future issuances of common stock by the Company would reduce each existing stockholder’s proportionate ownership.

                The foregoing summary of the Amendment is subject to, and qualified in its entirety by, (i) the Certificate of Incorporation, as amended, filed as exhibit 4.1 to the Company’s registration statement on Form S-3 filed with the Securities and Exchange Commission on November 24, 2004, which is incorporated herein by reference and (ii) the discussion of the Amendment in the Company’s definitive proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on October 15, 2004, which is incorporated herein by reference.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

                On November 18, 2004, the Company announced that its President, Chief Operating Officer and Secretary, Ralph James, will assume the role of Vice Chairman of the Corporation, which will allow him to focus on the firm’s strategic relationships and pursue interests outside the Company.  Mr. James’ previous duties will be assumed by other members of senior management.

                Effective November 18, 2004, Daniel Maxwell Meyers, the Company’s Chief Executive Officer and Chairman of the Board of Directors, will also serve as President.  Effective November 18, 2004, Donald R. Peck, the Company's Executive Vice President, Chief Financial Officer and Treasurer, will also serve as Secretary.  Mr. Meyers' biographical information is contained in Company’s definitive proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on October 15, 2004, which is incorporated herein by reference.  Mr. Peck's biographical information is contained in the Company's annual report on Form 10-K for the fiscal year ended June 30, 2004, filed with the Securities and Exchange Commission on September 15, 2004, which is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

                (c)           Exhibits

                                See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST MARBLEHEAD CORPORATION

Date: November 24, 2004	By:	/s/ Donald R. Peck
Donald R. Peck

Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Restated Certificate of Incorporation, as amended. Incorporated by reference to Exhibit 4.1 to the registration statement on Form S-3 filed by The First Marblehead Corporation on November 24, 2004.

10.1	Executive Incentive Compensation Plan. Incorporated by reference to Appendix A to the definitive proxy statement on Schedule 14A filed by The First Marblehead Corporation on October 15, 2004.